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(EXHIBIT 32.1)

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 to the Annual Report on Form 10-K of HNI Corporation (formerly HON INDUSTRIES Inc.) (the "Company") for the period ended January 3, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Stanley A. Askren, as President and Chief Executive Officer of the Company, and Jerald K. Dittmer, as Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for periods expressed in the Report.
/s/ STAN A. ASKREN

Name:	Stan A. Askren
Title:	President and Chief Executive Officer
Date:	June 25, 2004
/s/ JERALD K. DITTMER

Name:	Jerald K. Dittmer
Title:	Vice President and Chief Financial Officer
Date:	June 25, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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  (EXHIBIT 32.1)